                                                                     Exhibit 2.1

                                  INCO LIMITED




                                 US$300,000,000




                              % Debentures due 2015




                             Underwriting Agreement

                                                               September  , 2003





Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill, Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
RBC Dominion Securities Corporation
Scotia Capital (USA) Inc.

C/O  Citigroup Global Markets Inc.
     390 Greenwich Street
     New York, New York  10013

Ladies and Gentlemen:

                  Inco Limited, a corporation organized under the laws of Canada (hereinafter called the "Company"), proposes to issue US$300,000,000 aggregate principal amount of its % Debentures due September , 2015 (the "Securities"). The Securities are to be issued pursuant to the provisions of an Indenture, dated as of June 29, 1989 (as amended and supplemented by a First Supplemental Indenture dated as of March 31, 1992), between the Company and The Bank of New York, as Trustee (hereinafter called the "Indenture").

                  A registration statement on Form F-9 (File No. 333-108901) covering the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), including the Canadian Preliminary Prospectus (as defined below), has been prepared by the Company in conformity with the requirements of the Securities Act and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, including those relating to the multijurisdictional disclosure system adopted by the Commission in Release No. 33-6902, and filed with the Commission. The Company has also prepared, and filed with the Commission at the time of the original filing of the registration statement on Form F-9, a written irrevocable consent and power of attorney on Form F-X (the "Form F-X"). The Company has filed with the Ontario Securities Commission (the "Reviewing Authority") a copy of the registration statement and has informed the Reviewing Authority that it has been selected as the review jurisdiction regulating the offering of the Securities.

                  Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission, the Canadian Final Prospectus (as defined below) in accordance with the General Instruction II.K of Form F-9.

                  Each preliminary short form prospectus relating to the Securities contained in the registration statement filed with the Reviewing Authority is herein called a "Canadian Preliminary Prospectus." The final short form prospectus relating to the

Securities contained in the registration statement or deemed to be contained in the registration statement at the time it was declared effective is herein called the "Canadian Final Prospectus." Each prospectus used in the United States before the Effective Date (as hereinafter defined) is herein called a "Preliminary Prospectus." The registration statement on Form F-9 relating to the Securities, including the exhibits thereto, as amended at the Effective Date, is hereinafter called the "Registration Statement," and the prospectus in the form first used to confirm sales of Securities in the United States is herein called the "Prospectus." Any reference herein to the Registration Statement, the Canadian Final Prospectus, the Prospectus or any amendment or supplement thereto or any Canadian Preliminary Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference herein to the terms "amend", "amendment" or "supplement" shall, with respect to the Registration Statement, the Canadian Final Prospectus, the Prospectus, any Canadian Preliminary Prospectus or any Preliminary Prospectus, be deemed to include the filing of any document with the Reviewing Authority under the securities laws of the Province of Ontario, in each case after the Effective Date of the Registration Statement or the date of any Canadian Preliminary Prospectus, any Preliminary Prospectus, the Canadian Final Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective under the Securities Act and the applicable rules and regulations of the Commission thereunder.

                                       I.

                  The Company hereby agrees to issue and sell to each of the Underwriters named in Schedule I hereto (collectively, the "Underwriters"), and each of the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a purchase price (the "purchase price") of % of the principal amount thereof, plus accrued interest, if any, from September , 2003 to the date of payment and delivery, the principal amount of Securities set forth opposite the name of such Underwriter in such Schedule. As compensation for your services in connection with the sale of the Securities, the Company agrees to pay you simultaneously with the payment for the purchase price for the Securities a commission equal to % of the aggregate principal amount of Securities.

                                      II.

                  The Company is advised by you that you propose to make a public offering of the Securities as soon after the Registration Statement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at
 % of the principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by you at a price which represents a concession not in excess of % of the principal amount under the public offering price, and that you may allow, and such dealers may reallow, a concession, not in excess of % of the principal amount, to other dealers or to you.



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

                  You acknowledge that the Securities have not been qualified by prospectus for distribution in any province of Canada. You agree that you will not, directly or indirectly, offer or sell any Securities in Canada, or to or for the benefit of any resident thereof, except pursuant to exemptions from the prospectus requirements of Canadian securities laws. You acknowledge and agree that all sales of the Securities in Canada may only be made by securities dealers registered in the applicable province, or pursuant to exemptions from the registered dealer requirements. Further, you agree that you shall cause each dealer or other person who participates in the distribution of the Securities to be subject to the restrictions on offers and sales in Canada set forth in this paragraph.

                                      III.

                  Payment for the Securities shall be made by wire transfer of immediately available funds to the account designated by the Company at 10:00 a.m., New York time, on September , 2003, or such other date as may be agreed by the Company and you, but no later than October , 2003 (the "Closing Date"), upon delivery to you of the Securities registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the date of delivery. Any documents to be delivered hereunder at the time of delivery of the Securities will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York (the "Closing Location").

                  Payment of compensation for your services in connection with the sale of the Securities shall be made to you simultaneously with the payment of the purchase price.

                                      IV.

                  The obligations of the Company and your obligations hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                  Your obligations hereunder are subject to the following conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued by any securities commission or securities regulatory authority in Canada and no proceeding for such purpose shall be pending before or threatened by any such commission or authority and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Canadian Final Prospectus; and you shall have received, on the Closing Date, certificates, dated the Closing Date and signed by executive officers (one of whom shall be the chief financial officer) of the Company to the foregoing effect and to the effect that

         (i) the representations and warranties in Section VI hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) there has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date. The officers making such certificates may rely upon the best of their knowledge as to proceedings pending or threatened.

                  (b) You shall have received on the Closing Date an opinion of Julie A. Lee Harrs, Associate General Counsel and Assistant Secretary of the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                  (c) You shall have received on the Closing Date an opinion or opinions of Sullivan & Cromwell LLP, United States counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                  (d) You shall have received on the Closing Date an opinion of Stuart F. Feiner, Executive Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect set forth in Exhibit C.

                  (e) You shall have received on the Closing Date an opinion of Osler, Hoskin, & Harcourt LLP, Canadian counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

                  (f) You shall have received on the Closing Date an opinion of Shearman & Sterling LLP, your U.S. counsel, dated the Closing Date, to the effect set forth in Exhibit E.

                  (g) You shall have received on the date hereof and on the Closing Date letters dated the date hereof and the Closing Date, respectively, in form and substance reasonably satisfactory to you, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus and the Canadian Final Prospectus relating to the Company.

                  (h) Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's securities then outstanding as of such date by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company's securities then outstanding as of such date.



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                                       V.

                  In further consideration of your agreements herein contained in this Agreement, the Company covenants as follows:

                  (a) To furnish you, without charge, a copy of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Registration Statement, including exhibits and materials, if any, incorporated by reference therein and the Form F-X of the Company and, during the period mentioned in paragraph (c) below, as many copies of each Preliminary Prospectus and the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement, the Canadian Final Prospectus or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and discuss with you any reasonable objections that you may have.

                  (c) If, during any period after the first date of the public offering of the Securities in which a Prospectus is required by law to be delivered in connection with sales by you or any dealer, any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Company, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or the Canadian Final Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, in the case of the Prospectus, to you and to dealers (whose names you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, and, in the case of the Canadian Final Prospectus, to you (but not to any dealers), either amendments or supplements to the Prospectus or the Canadian Final Prospectus, as the case may be, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus or the Canadian Final Prospectus will comply with applicable law.

                  (d) To make generally available to the Company's securityholders as soon as practicable but not later than 16 months after the date of this Agreement, an earnings statement of the Company covering a twelve month period beginning the first day of the Company's first fiscal quarter next following the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulation thereunder.



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                  (e) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities, without your prior written consent, such consent not to be unreasonably withheld.

                  (f) The Company will pay and bear all costs and expenses incidental to the performance of its obligations under this Agreement, including (a) the preparation and printing of the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of the Securities, (c) the delivery of the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) any fees charged by rating agencies for rating the Securities, and (f) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee and the Transfer Agent, in connection with the Indenture and the Securities.

                                       VI.

                  The Company represents and warrants to you that:

                  (a) (i) Each Preliminary Prospectus filed as part of the Registration Statement relating to the Securities as originally filed or as part of any amendment thereto complied or will comply when so filed in all material respects with the Securities Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Company meets the eligibility requirements for use of Form F-9 under the Securities Act, is eligible to use the PREP Procedures and is eligible to file a short form prospectus with the Reviewing Authority, (vi) at the Effective Date, the Reviewing Authority shall have issued a notification of clearance for the Registration Statement and at all times subsequent thereto up to the Closing Date the Reviewing Authority shall not have revoked such notification of clearance, (vii) each Canadian Preliminary Prospectus complied or will comply in all material respects with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Reviewing Authority, (viii) the Canadian Final Prospectus, and any amendment or supplement thereto, on the date of issue thereof or filing thereof with the Reviewing Authority and on the Effective Date and at all times subsequent thereto up to the Closing Date did or will comply, in all material respects, with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Reviewing Authority, (ix) as of the applicable filing date, the information and statements contained in the Canadian Final Prospectus or incorporated by reference therein constituted or will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities, (x) the documents incorporated by reference in the Registration Statement, the Canadian Final Prospectus, the Prospectus or any amendment or supplement thereto, when they were or are filed with the Reviewing Authority under the securities laws of the Province of Ontario, conformed or will conform in all material respects with the applicable requirements of the securities laws, rules and regulations of Canada and Ontario as interpreted and applied by the Reviewing Authority, (xi) there are no reports or information that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required and (xii) there are no documents required to be filed with the Reviewing Authority or any other Canadian securities regulatory authority in connection with the Canadian Final Prospectus or any amendment or the supplement thereto that have not been filed as required; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Canadian Preliminary Prospectus or the Canadian Final Prospectus based upon information furnished to the Company in writing by or on behalf of you expressly for use therein.

                  (b) The consolidated financial statements (including the notes thereto) incorporated by reference into the Canadian Final Prospectus, the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company at the dates indicated and the consolidated statements of earnings, retained earnings (deficit) and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved, unless otherwise noted, and said financial statements have been reconciled to generally accepted accounting principles in the United States.

                  (c) The Company has been duly organized and is validly existing as a corporation under the laws of Canada, has corporate power and authority to own, lease and operate its properties, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the business, operations or affairs of the Company and its subsidiaries on a consolidated basis.

                  (d) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and will be entitled to the benefits of the Indenture.

                  (g) Neither the issuance and sale of the Securities nor the fulfillment of the terms of the Underwriting Agreement or the Indenture or the compliance by the Company with the terms of the Securities will contravene any provision of applicable law or regulation of the Government of Canada or the Province of Ontario or of the Articles of Continuance, By-law No. 1 or Resolutions of the Company or the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound.

                  (h) The Company is not in violation of the Articles of Continuance, By-law No. 1 or Standing Resolution of the Company or in default in the due performance of any material obligation, agreement, covenant or condition contained in any indenture, agreement or instrument to which the Company is a party or by which it is bound, except for such defaults as would not result in a material adverse effect on the business, operations or the affairs of the Company and in subsidiaries on a consolidated basis.

                  (i) Except as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003, there are no material pending legal proceedings to which the Company is a party or of which property of the Company is subject.

                  (j) No consent, approval or authorization of any government body in the United States, Canada or the Province of Ontario is required for the issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement, except for (i) such filings as have been or will be made with the


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

         Reviewing Authority and with the Director under the Canada Business Corporations Act, (ii) such as have been, or will be, obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and
         (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities to the Underwriters.

                  (k) The Company is not, and upon completion of the offering of the Securities will not be, required to register as an "investment company" under the Investment Company Act of 1940.

                  (l) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment of the commissions contemplated by this Agreement to the Underwriters, provided the Underwriters deal at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), and that such commissions are payable in respect of services rendered by the Underwriters wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriters that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

                  (m) No goods and services tax imposed under the federal laws of Canada will be payable by the Company in respect of the payment of the commissions as contemplated by this Agreement to the Underwriters, provided that any such commissions are in respect of services performed by the Underwriters wholly outside of Canada.

                  (n) No stamp duty, documentary taxes or similar taxes are payable by the Company under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery of the Securities.

                                      VII.

                  The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Canadian Final Prospectus, the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Canadian Preliminary Prospectus or Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by you expressly for use therein.

                  You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to you (without regard to the exception to such indemnity), but only with reference to information furnished to the Company in writing by you expressly for use in the Registration Statement or the Canadian Final Prospectus or the Prospectus, as amended or supplemented, if applicable or any Canadian Preliminary Prospectus or Preliminary Prospectus.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party agrees that it shall be liable for any settlement of any pending or threatened proceeding effected without the prior written consent of the indemnified party, if the indemnified party is or could have been a party to such proceeding and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, to the extent indemnity could have been sought hereunder with respect to such claims.

                  To the extent the indemnification provided for in this Article VII is unavailable to an indemnified party under the first or second paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportions as the net proceeds from the offering of the Securities (before deducting expenses but after deducting the commissions payable pursuant to Article I of this Agreement) received by the Company bear to the total of such commissions received by you in respect thereof. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and you agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by you were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In case any proceeding shall be instituted involving any person in respect of which contribution may be sought pursuant to the preceding paragraph, such person shall promptly notify the person from whom such contribution may be sought. No person shall be liable for contribution in respect of any settlement of any proceeding effected without its consent.

                  The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by you or on your behalf or any person controlling you or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                  If any provision of this Article VII is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provisions shall be severable from this Agreement.

                                     VIII.

                  This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the Toronto Stock Exchange or the New York Stock Exchange shall have been suspended or materially limited or a material disruption in securities settlement services has occurred in the United States, (ii) trading of any equity securities of the Company shall have been suspended on the Toronto Stock Exchange or the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your reasonable judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such time of delivery on the terms and in the manner contemplated in the Prospectus, or (v) there should develop, occur or come into effect any occurrence of national or international consequence or any event, action, condition, law, governmental regulation, enquiry or other development or occurrence of any nature whatsoever which, in your reasonable opinion, materially adversely affects, or involves, or will materially adversely affect or involve the U.S. financial markets or the business, operations or affairs of the Company and its subsidiaries on a consolidated basis.

                                      IX.

                  If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (the "Representatives") shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Article shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Prospectus or the Canadian Final Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" or "you" includes any person substituted for an Underwriter under this Article IX.

                                       X.

                  The Company irrevocably consents and agrees for your benefit that any legal action, suit or proceeding against it by you with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any court of the State of New York or the United States of America located in the City of New York in the Borough of Manhattan and hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court.

                  The Company hereby irrevocably designates, appoints and empowers, for a period of five years from the date of this Agreement, CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any court of the State of New York or the United States of America located in the City of New York in the Borough of Manhattan with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Article X reasonably satisfactory to you. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any court of the State of New York or the United States of America located in the City of New York in the Borough of Manhattan and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  The provisions of this Article X shall survive for a period of five years from the date of this Agreement notwithstanding any termination of this Agreement, in whole or in part.

                                      XI.

                  If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse you for all out of pocket expenses (including the fees and disbursements of your counsel) reasonably incurred by you in connection with the Securities.

                                      XII.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                     XIII.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                      XIV.

                  All funds referred to in this Agreement shall be in U.S. dollars unless otherwise indicated.


                                       XV.

                  Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "notice") shall be in writing addressed to the Company at:


Inco Limited
145 King Street West, Suite 1500
Toronto, Ontario
M5H 4B7
Attention: Stuart F. Feiner
Fax No.: (416) 361-7734

or if to you to the address set out on page one of this Agreement Attention:
or to such other address as any of the parties may designate by notice given to the others.

                  Each notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a notice which is personally delivered shall, if delivered on a day that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close ("Business Day"), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.


                                      XVI.

                  The Annex and Exhibits form an integral part of this Agreement.


                                      XVII.

                  This Agreement constitutes the entire agreement between the parties and except as stated in this Agreement contains all of the representations and warranties of the parties. There are no oral representations or warranties between the parties. This Agreement may not be amended or modified in any respect except by written instrument signed by the parties.


                  If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to the attention of the undersigned upon which this letter as so accepted shall constitute an agreement among us.


                     [rest of page intentionally left blank]

                                        Very truly yours,

                                        INCO LIMITED



                                        By:  ___________________________________
                                             Name:  Farokh S. Hakimi
                                             Title: Executive Vice President and
                                             Chief Financial Officer

Accepted, September  ,  2002

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
RBC DOMINION SECURITIES CORPORATION
SCOTIA CAPITAL (USA) INC.

By: CITIGROUP GLOBAL MARKETS INC.

By:  ____________________________
     Name:
     Title:

                                   SCHEDULE I



                                                                Principal Amount
                                                                 of Securities
Underwriter                                                     to be Purchased
-----------                                                     ----------------
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill, Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
RBC Dominion Securities Corporation
Scotia Capital (USA) Inc.

                                                                       EXHIBIT A



                          OPINION OF JULIE A. LEE HARRS
        ASSOCIATE GENERAL COUNSEL AND ASSISTANT SECRETARY OF THE COMPANY


                  The opinion of Julie A. Lee Harrs, Esq., Associate General Counsel and Assistant Secretary of the Company, to be delivered pursuant to
Article IV, paragraph (b) of the document entitled Underwriting Agreement, shall be to the effect that:

                  (i) the Company has been duly organized and is validly existing as a corporation under the laws of Canada, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Final Prospectus and the Prospectus, and is duly qualified to transact business in the province of Ontario;

                  (ii) the Indenture has been duly authorized, executed and delivered by the Company;

                  (iii) the Securities have been duly authorized, executed, and delivered by the Company;

                  (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (v) the execution and delivery of, and performance by the Company of its obligations under, the Underwriting Agreement and the Indenture, and the issuance, sale and performance of the Company of its obligation under the Securities will not contravene the Articles of Continuance, By-law No. 1, the Standing Resolution of the Company, any provision of applicable law or regulation of the Government of Canada or the Province of Ontario or, to the best of such counsel's knowledge, the terms of any material indenture or other material agreement or instrument to which the Company is a party or by which it is bound;

                  (vi) except as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003, there are no material pending legal proceedings known to such counsel to which the Company is a party or of which property of the Company is the subject, and to the best of such counsel's knowledge, no such proceeding is threatened or contemplated;

                  (vii) to the best of such counsel's knowledge after due inquiry, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceedings for that purpose have been instituted, are pending or, are contemplated;

                  (viii) to the best of such counsel's knowledge, the Company is not (a) in violation of the Articles of Continuance or By-law No. 1 of the Company or (b) in default in the due performance of any material obligation, agreement, covenant or condition contained in any material indenture, except for such defaults that would not have a material adverse effect; and

                  (ix) the Company has validly submitted to the non-exclusive jurisdiction of the Federal and State courts located in the Borough of Manhattan in the City of New York, State of New York in connection with each of the Indenture and the Underwriting Agreement and has validly appointed CT Corporation System as its authorized agent for the purposes described in Section 1701 of the Indenture and Section X of the Underwriting Agreement, assuming due authorization, execution and delivery of such agreements by the other parties thereto.

                  Such counsel may base her opinion as to certain questions of fact on certificates of officers of the Company and may rely, in giving the opinion referred to above, as to certain legal matters, upon the opinions of Sullivan & Cromwell LLP, and Osler, Hoskin and Harcourt LLP, copies of which shall be furnished to the Underwriter on the Closing Date. Such counsel may also state that she is only passing upon matters of Canadian Federal and Ontario law and may add such other customary assumptions and qualifications he deems necessary to give such opinion.

                                                                       EXHIBIT B


                       OPINION OF SULLIVAN & CROMWELL LLP,
                             COUNSEL FOR THE COMPANY


                  The opinion or opinions of Sullivan & Cromwell LLP, counsel for the Company, to be delivered pursuant to Article IV, paragraph (c) of the document entitled Underwriting Agreement, shall be to the effect that:

                  (i) assuming that the Indenture has been duly authorized, executed and delivered by the Company under Canadian federal and Ontario law, the Indenture has been duly executed and delivered by the Company, has been duly qualified under the United States Trust Indenture Act of 1939, as amended, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (ii) assuming that the Securities have been duly authorized, executed and delivered by the Company under Canadian federal and Ontario law, the Securities have been duly executed, authenticated, issued and delivered; and the Securities constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iii) assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company under Canadian federal and Ontario law, the Underwriting Agreement has been duly executed and delivered by the Company;

                  (iv) no consent, approval or authorization of any governmental body in the United States is required for the issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement, except such as have been obtained under the United States Securities Act of 1933, as amended, and the United States Trust Indenture Act of 1939, as amended, and such as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters; and

                  (v) the Company has validly submitted to the non-exclusive jurisdiction of the Federal and State courts located in the Borough of Manhattan in the City of New York, State of New York in connection with each of the Indenture and the Underwriting Agreement, has validly waived any objection to the venue of any action, suit or proceeding in any such court brought pursuant to such agreements, and has validly appointed CT Corporation System as its authorized agent for the purposes described in Section 1701 of the Indenture and Section X of the Underwriting Agreement.

                  Sullivan & Cromwell LLP shall also furnish a letter stating that on the basis of the information that such counsel gained in the course of the performance of their services, considered in the light of their understanding of the applicable law, including the requirements of Form F-9 and the character of the prospectus contemplated thereby, and the experience they have gained through their practice under the Securities Act of 1933, as amended, such counsel confirm that, in their opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act of 1933, as amended, the United States Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Securities and Exchange Commission thereunder; and that nothing that has come to their attention in the course of their review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that nothing that has come to their attention in the course of their review has caused them to believe that the Prospectus, as of the date and time of delivery of their letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under "Description of Debentures" and "Certain Income Tax Considerations--Certain U.S. Federal Income Tax Considerations", insofar as they relate to provisions of the Indenture or of United States Federal tax law therein described, and such counsel may also state that they do not express any opinion or belief as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus, as to the statement of the eligibility and qualification of the Trustee under the Indenture, the information and data with respect to the Company's reserves incorporated by reference into the Registration Statement or the Prospectus in reliance on the authority of Robert A. Horn and Robert C. Osbourne as experts or as to the statements contained in the Registration Statement and the Prospectus under "Certain Income Tax Considerations--Certain Canadian Federal Income Tax Considerations".

                  In furnishing the letter described above, such counsel may assume that (A) the principal jurisdiction in Canada designated by the Company in connection with the offering of the Securities is the Province of Ontario,
(B) the Canadian Final Prospectus would be the entire disclosure document used to offer the Securities if the offering of Securities were being made in the Province of Ontario, (C) the exhibits to the Registration Statement (other than exhibits 5.1, 5.2, 5.3, 5.4, 5.5, 6.1 and 8.1) and the documents incorporated in the Canadian Final Prospectus by reference are the only reports or information that in accordance with the requirements of Ontario law must be made publicly available in connection with the offering of the Securities and (D) the

Canadian Final Prospectus was prepared in accordance with the disclosure requirements of the Province of Ontario as interpreted and applied by the Ontario Securities Commission.

                  In rendering their opinions, such counsel may state that they are not expressing any opinion as to the responsiveness of the documents referred to above to the requirements of the laws of the Province of Ontario. Such counsel may also state that they are passing only upon matters of United States Federal and New York law and that they are relying on the opinion of the Associate General Counsel of the Company and Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, with respect to matters of Canadian law (including compliance with all legal requirements as interpreted and applied by the Ontario Securities Commission), and that their opinion or opinions are subject to any qualifications in the opinion of such Canadian counsel for the Company.

                                                                       EXHIBIT C


                          OPINION OF STUART F. FEINER,
                            EXECUTIVE VICE PRESIDENT,
                  GENERAL COUNSEL AND SECRETARY OF THE COMPANY


                  The opinion of Stuart F. Feiner, Executive Vice President, General Counsel and Secretary of the Company, to be delivered pursuant to
Article IV, paragraph (d) of the document entitled Underwriting Agreement, shall be to the effect that each document incorporated by reference in the Canadian Prospectus and the Prospectus, when such document was filed with the Reviewing Authority, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such document was so filed, not misleading.

                  Such counsel may base his opinions as to certain matters of fact on certificates of officers of the Company and may rely, in giving the opinion referred to above, as to all matters relating to the laws of Canada upon the opinion of the Associate General Counsel, a copy of which shall be furnished to the Underwriter on the Closing Date.

                                                                       EXHIBIT D



                    OPINION OF OSLER, HOSKIN & HARCOURT LLP,
                        CANADIAN COUNSEL FOR THE COMPANY


                  The opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, to be delivered pursuant to Article IV, paragraph (e) of the document entitled Underwriting Agreement, shall be to the effect that:

                  (i) the statements contained in the Prospectus under the heading "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations" fairly describe the principal Canadian federal income tax consequences under the Income Tax Act (Canada) to the persons described therein;

                  (ii) the statements contained in the Prospectus in the last sentence under the heading "Enforceability of Certain Civil Liabilities" fairly describe the applicable law summarized therein;

                  (iii) no withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment of the commissions contemplated by the Underwriting Agreement to an Underwriter, provided the Underwriter deals at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and any such amount is reasonable in the circumstances;

                  (iv) no goods and services tax imposed under the federal laws of Canada will be payable by the Company in respect of the payment of the commissions as contemplated by the Underwriting Agreement to an Underwriter, provided that any such commissions are in respect of services performed by the Underwriter wholly outside of Canada;

                  (v) no stamp duty, documentary taxes or similar taxes are payable by the Company under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery of the Securities to an Underwriter;

                  (vi) no filing, consent, permit, order, approval or authorization under any federal laws of Canada or laws of the Province of Ontario is required in connection with the execution, delivery and performance of the Underwriting Agreement or for the issue, offer and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement in the manner contemplated by it, except for such filings as have been made with the Reviewing Authority, with the Director under the Canada Business Corporation Act and with the Toronto Stock Exchange;

                  (vii) a notice of clearance has been obtained in respect of the Registration Statement from the Reviewing Authority under Companion Policy 71-101CP to National Instrument 71-101;

                  (viii) to the best of such counsel's knowledge after due inquiry, (A) there are no reports or information that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required and (B) there are no documents required to be filed with the Reviewing Authority or any other Canadian securities regulatory authority in connection with the Canadian Final Prospectus or any amendment or supplement thereto or any Canadian Preliminary Prospectus that have not been filed as required;

                  (ix) the Prospectus appears on its face to have been appropriately responsive to the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Ontario Securities Commission, except for those requirements pertaining to disclosure applicable solely to Canadian offerees or purchasers that would not be material to offerees or purchasers in the United States; provided that we express no opinion as to whether the Prospectus and the documents incorporated by reference therein constitute full, true and plain disclosure of all material facts relating to the Securities;

                  (x) the Indenture and the issuance of the Securities thereunder are exempt from Part VIII of the Canada Business Corporation Act pursuant to an exemption order obtained under the provisions of the Canada Business Corporation Act and no other registration, recording or filing of the Indenture is required under the federal laws of Canada or the laws of the Province of Ontario in connection with the authorization, execution, delivery and performance by the Company of the Indenture;

                  (xi) the choice of New York law to govern each of the Indenture and the Underwriting Agreement is valid under the laws of the Province of Ontario and the federal laws of Canada, and an Ontario or Canadian federal court of competent jurisdiction would recognize and enforce New York law as the governing law of each such agreement in any suit involving the Indenture or the Underwriting Agreement, as the case may be, provided, however, that:

                  (a) such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and is not contrary to public policy as this term is understood under Ontario law; however, we have no reason to believe that the choice of the laws of New York in this context is contrary to public policy under the laws in force in the Province of Ontario;

                  (b) the relevant provisions of New York law will be proved as a factual matter before such court;

                  (c) the provisions of the relevant agreement are not contrary to public policy as that term is understood under Ontario law;

                  (d) the relevant provisions of New York law are not contrary to public policy as that term is understood under Ontario law, and are not foreign revenue, expropriatory or penal laws, or laws dealing with matters which an Ontario court would consider procedural in nature;

                  (e) an Ontario Court will retain discretion to decline to hear such an action if it is not the proper forum to hear such an action, or if another action between the same parties, based on the same subject matter is properly pending before a foreign authority or a decision thereon has been rendered by a foreign authority;

                  (f) an Ontario Court may not enforce an obligation enforceable under New York law where performance of the obligation would be illegal by the laws of the place of performance; and

                  (g)      there is compliance with the Limitations Act
                           (Ontario);

                  (xii) insofar as Canadian Federal and Ontario law is relevant, the Company has validly waived, to the fullest extent permitted by law, any objection to the venue of any action, suit or proceeding in the Federal and State courts located in the Borough of Manhattan in the City of New York, State of New York, brought pursuant to the Indenture or the Underwriting Agreement, assuming that each such agreement is enforceable against the Company; and

                  (xiii) any final civil judgment for a sum certain against the Company in relation to the enforcement of the Securities, the Indenture or the Underwriting Agreement rendered by a jurisdictionally competent United States or New York court in the Borough of Manhattan, The City of New York, State of New York, would be recognized and enforced by the Ontario courts, subject to such judgment not being in relation to the enforcement of penal, expropriatory or foreign revenue laws and subject to it not having been obtained by fraud or contrary to the fundamental concepts of natural justice and subject to enforcement thereof not being inconsistent with public policy as recognized by Ontario courts, provided, however, that:

                  (a) such judgment is not impeachable as void or voidable under the laws of New York;

                  (b) the court issuing such judgment has jurisdiction over the Company, as recognized by the courts of the Province of Ontario;

                  (c) there has been compliance with the Limitations Act (Ontario) in connection with the enforcement of the judgment;

                  (d) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by an Ontario Court or been decided by a foreign authority and the decision meets the necessary conditions for recognition under Ontario law;

                  (e) such judgment was not obtained contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

                  (f) no new admissible evidence is discovered and presented before the Ontario Court reaches its judgment; and

                  (g) a sum of money will be converted by an Ontario Court into Canadian currency in accordance with the Courts of Justice Act (Ontario); and

                  (xiv) The statements contained in Part II of the Registration Statement under the heading `Indemnification' fairly describe the by-laws of the Company and the provisions of the Canada Business Corporations Act summarized therein.

                                                                       EXHIBIT E


                       OPINION OF SHEARMAN & STERLING LLP,
                          COUNSEL FOR THE UNDERWRITERS

                  The opinion of Shearman & Sterling LLP, counsel for the Underwriters, to be delivered pursuant to Article IV, paragraph (f) of the document entitled Underwriting Agreement, shall be to the effect that:

                  (i) assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company under the laws of Canada, the Underwriting Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company;

                  (ii) assuming the due authorization, execution and delivery of the Indenture by the Company under the laws of Canada, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture has been duly qualified under the applicable provisions of the Trust Indenture Act of 1939, as amended;

                  (iii) assuming the due authorization, execution, issuance and delivery of the Securities by the Company under the laws of Canada, and assuming the due authentication of the Notes by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel has not determined by an inspection of the Notes), the Notes (to the extent that execution and delivery are governed by the laws of New York) have been duly executed and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

                  (iv) the statements set forth in the Prospectus under the caption "Certain Income Tax Consequences -- Certain United States Federal Income Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries of the matters discussed therein; and

                  (v) the statements set forth in the Prospectus under the caption "Description of the Debentures", insofar as such statements purport to constitute a summary of the terms of the Securities and the Indenture, are accurate and fair summaries of the matters stated therein.

                  Shearman & Sterling LLP shall state that the opinions set forth in subparagraphs (ii) and (iii) above are subject to the qualification that the enforcement is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  Shearman & Sterling shall also provide a letter stating that it has reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus with certain officers or employees of the Company, with its counsel and its auditors, and with the Underwriters' representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that it cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraphs (iv) and (v) of its opinion addressed to the Underwriters, dated the Closing Date.

                  Subject to the limitations set forth above, Shearman & Sterling shall advise the Underwriters that, on the basis of the information it gained in the course of performing the services referred to above, in its opinion, each of the Registration Statement, the Prospectus (other than the financial statements, other financial data and the information and data with respect to the Company's reserves, included therein in reliance on the authority of Robert A. Horn and Robert C. Osbourne as experts, contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which it need express no opinion) and the Form F-X appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. With regard to this paragraph, Shearman & Sterling shall state that it has assumed the compliance of the Canadian Prospectus (as defined in the Underwriting Agreement), including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Ontario Securities Commission.

                  Shearman & Sterling shall further advise the Underwriters that, subject to the limitations set forth above, on the basis of the information it gained in the course of performing the services referred to above, no facts came to its attention which gave it reason to believe that (a) the Registration Statement (other than the financial statements, other financial data and the information and data with respect to the Company's reserves, included therein in reliance on the authority of Robert A. Horn and Robert C. Osbourne as experts, contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which it has not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the U.S. Prospectus (other than the financial statements, other financial data and the information and data with respect to the Company's reserves, included therein in reliance on the authority of Robert A. Horn and Robert C. Osbourne as experts, contained therein or omitted therefrom, as to which it has not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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